UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2011

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Secured Railcar Equipment Notes, Series 2011-1by TRIP Rail Master Funding LLC

On June 29, 2011, Trinity Industries Leasing Company (“TILC”), TRIP Rail Holdings LLC (“TRIP Holdings”), TRIP Rail Leasing LLC (“TRIP Leasing”), and TRIP Rail Master Funding LLC (“TMF”) entered into a Note Purchase Agreement dated June 29, 2011 (the “Note Purchase Agreement”) with Credit Suisse Securities (USA) LLC (the “Purchaser”). TILC is a subsidiary of Trinity Industries, Inc. (the “Company”); TRIP Holdings is an entity the equity members of which are TILC (as manager and owner of 57.1% of the equity interests) and other investors, including an affiliate of the Purchaser; and TRIP Leasing and TMF are wholly-owned subsidiaries of TRIP Holdings.

The Note Purchase Agreement provides for the issuance and sale of an aggregate principal amount of $857,048,094 of TMF’s Secured Railcar Equipment Notes, Series 2011-1 (the “Notes”) to the Purchaser. On July 6, 2011, TMF issued the Notes. The Notes were issued pursuant to a Master Indenture, dated as of July 6, 2011, between TMF and Wilmington Trust Company, as indenture trustee.

The Notes were issued in three classes: Class A-1a Notes, which bear interest at a fixed rate of 4.370%; Class A-1b Notes, which bear interest at a floating rate equal to one-month LIBOR plus 2.500%; and Class A-2 Notes, which bear interest at a fixed rate of 6.024%. All classes of the Notes are payable monthly and have a stated final maturity date of July 15, 2041. The Notes were sold to the Purchaser pursuant to the Note Purchase Agreement in a transaction exempt from the registration requirements under the Securities Act of 1933 . The Purchasers are expected to resell the Notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933.

The Notes are obligations of TMF only, secured by (among other things) approximately 14,605 railcars and operating leases thereon (the “Railcar Portfolio”), which TMF purchased from TRIP Leasing. The Note Purchase Agreement contains customary representations, warranties, covenants and closing conditions for a transaction of this type. The Note Purchase Agreement also contains customary provisions pursuant to which TILC, TRIP Holdings and TMF agree to hold harmless and indemnify the Purchaser against damages under certain circumstances, which are customary for a transaction of this type.

TILC has entered into certain agreements relating to TRIP Leasing’s transfer of the Railcar Portfolio to TMF, and the management and servicing of TMF’s assets. These agreements contain representations, undertakings, and indemnities customary for asset sellers and service providers in transactions of this type.

TMF used net proceeds of the Notes as substantial payment for the purchase of the Railcar Portfolio from TRIP Leasing. TRIP Leasing used the proceeds, and other funds, to fully repay and terminate its existing warehouse loan, cover the cost to terminate certain interest rate hedges related to the warehouse loan, and fund issuance expenses related to the refinancing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See “Item 1.01 – Entry into a Material Definitive Agreement.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

July 6, 2011	By:	James E. Perry

Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer